Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2021

Oklahoma City, Oklahoma, November 9, 2021 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the three and nine month periods ended September 30, 2021.
Recent Highlights
•Third quarter net cash(1) increased by $28.4 million quarter-over-quarter to $99.0 million. Total cash and cash equivalents was $99.0 million as of September 30, 2021.
•In early September, the Company repaid its $20 million term loan in full and terminated its existing credit facility. As of September 30, 2021, the Company had no remaining term debt or revolving debt obligations.
•Total third quarter net production was 18.7 MBoed compared to 19.0 MBoed in the prior quarter.
•Third quarter net income was $28.6 million, or $0.78 per share, compared to net income of $16.3 million, or $0.45 per share in the prior quarter.
•As of September 30, 2021, the Company returned 106 wells to production that were previously curtailed due to the 2020 commodity price downturn.
•Third quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives, were $69.40, $2.89 and $26.93, respectively, compared to $64.73, $1.66 and $17.33 in the prior quarter.
•The Company maintained its commitment to protecting shareholder capital invested in well reactivation and other capital projects by entering in to hedges for natural gas and natural gas liquids, which represents approximately 13% of our third quarter total net production on a pro-rata basis. The hedges had average strike prices of $4.07 per MMbtu for natural gas and $1.20 per gallon for natural gas liquids, respectively. The Company remains unhedged from March of 2022 forward.
•SandRidge is actively exploring Carbon Capture, Utilization, and Sequestration ("CCUS") potential across the Company's owned and operated infrastructure footprint. The Company recently entered into a cooperation agreement with the University of Oklahoma to further understand the technical feasibility, as well as assess the potential for commerciality of CCUS within its existing asset base.
•The Company maintains its commitment to not engage in flaring of produced natural gas.

(1)	Net Cash is defined as total cash and cash equivalents less total debt.

Financial Results & Update

Profitability & Realized Pricing

For the three-months ended September 30, 2021, the Company reported net income of $28.6 million, or $0.78 per share, and net cash provided by operating activities of $33.1 million. After adjusting for certain items, the Company's adjusted net income(1) amounted to $29.4 million, or $0.80 per share, operating cash flow(1) totaled $35.2 million and adjusted EBITDA(1) was $33.5 million for the quarter. The Company defines and reconciles adjusted net income, operating cash flow, adjusted EBITDA, and other non-GAAP financial measures to the most directly comparable Generally Accepted Accounting Principles ("GAAP") measure in supporting tables at the conclusion of this press release on pages 10-13.

Third quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives,(2) were $69.40, $2.89 and $26.93, respectively, compared to $64.73, $1.66 and $17.33 in the prior quarter.

For the nine-months ended September 30, 2021, the Company reported net income of $79.9 million, or $2.20 per share, and net cash provided by operating activities of $66.3 million. After adjusting for certain items, to include the one-time gain of $18.9 million related to the sale of NPB assets, the Company's adjusted net income amounted to $63.4 million, or $1.75 per share, operating cash flow totaled $75.4 million and adjusted EBITDA was $76.1 million for the nine months period ended.

Operating Costs

During the third quarter of 2021, lease operating expense ("LOE") was $9.1 million or $5.27 per Boe compared to $9.2 million, or $5.33 per Boe in the prior quarter. LOE remained relatively flat when compared to prior quarter.

For the three months ended September 30, 2021, general and administrative expense ("G&A") was $2.2 million, or $1.29 per Boe compared to $2.5 million, or $1.46 per Boe for the three months ended June 30, 2021. Adjusted G&A(1) was $2.0 million, or $1.15 per Boe during the third quarter of 2021 compared to $2.0 million, or $1.13 per Boe during second quarter of 2021.

Debt Repayment

On September 2, 2021, SandRidge repaid all outstanding indebtedness and terminated all commitments and obligations under the Credit Facility. We paid the lender approximately $20.0 million, which satisfies all of the Company's remaining debt obligations. As of September 30, 2021, SandRidge had no debt on its balance sheet.

Share Repurchase Program

The Company did not repurchase any shares during the third quarter, under the Program announced in August 2021, which authorizes the Company to purchase an aggregate of $25.0 million of the Company’s common stock, in accordance with Rule 10b-18 of the Exchange Act. Subject to applicable rules and regulations, repurchases under the Program can be made from time to time in open markets at the Company’s discretion, and in compliance with safe harbor provisions, or in privately negotiated transactions. The Program does not require any specific number of shares be acquired and can be discontinued by the Company’s Board of Directors at any time.

(1)	See pages 10-13 for non-GAAP financial measures definitions.
(2)	See page 5 for impacts of derivatives on commodity price realizations.

Operational Results & Update

Production

Mid-Continent totaled 1,722 MBoe (18.7 MBoed, 12.7% oil, 32.1% NGLs and 55.2% natural gas) for the three-months ended September 30, 2021. Production totaled 5,096 MBoe (18.7 MBoed, 14.4% oil, 33.1% NGLs and 52.5% natural gas) for the nine-months ended September 30, 2021.

Production in the Mid-Continent totaled 5,029 MBoe (18.4 MBoed, 13.3% oil, 33.5% NGLs and 53.2% natural gas) for the nine-months ended September 30, 2021.

Well Reactivation Program

During the third quarter of 2021, the Company continued returning wells to production that were previously curtailed due to the commodity price downturn in the first half of 2020 and, in many cases, improving their production potential through modest capital improvements. Focused efforts to improve operating costs, along with commodity prices rebounding from their 2020 lows, have bolstered the economics of these well reactivation projects. High rates of return and low execution risk support the Company's belief that these projects represent an efficient use of capital. As of September 30, 2021, the Company brought more than one hundred wells back online. Approximately 78 of these wells required workovers to return to service and accounted for capital expenditures of $3.5 million and expense dollars of $1.1 million. The balance of the wells required little to no expense to reactivate.

Proved Developed PV-10

Management believes the unaudited proved developed PV-10 reserve value of SandRidge's Mid-Continent assets to be approximately $413 million,(1) with an effective date of October 1, 2021, as routinely updated for the quarter from the Company’s engineered year-end 2020 reserves, consistent with standard industry reserve practice, including performance and commercial updates for price differentials, operating expenses and other commercials, based on the historical trailing 12 month averages, using NYMEX strip pricing as of October 29, 2021.

Natural Gas Flaring Mitigation

Subsequent to the first quarter of 2021 sale of its North Park Basin assets in Colorado, the Company is no longer engaged in the routine flaring of produced natural gas.

Carbon Capture, Utilization, and Sequestration ("CCUS")

The Company is actively exploring Carbon Capture, Utilization, and Sequestration potential across its operated asset base. The Company owns and operates an existing infrastructure network of more than 1,000 miles of saltwater pipelines and electrical lines and more than 60 active saltwater injection wells. Along with the University of Oklahoma ("OU"), the Company is evaluating the technical feasibility of utilizing these assets to one day transport and/or sequester CO2 emitted from nearby industrial facilities.

In addition to the environmental benefits of reducing emissions, proposed federal tax legislation contemplates meaningful financial incentives for the injection and/or sequestration of CO2. While these projects are in their infancy and require additional research before moving into commercial stages, the Company is excited to continue exploring their potential through its partnership with the University of Oklahoma.

(1)	Management's internal unaudited proved developed reserve PV-10 for third quarter 2021, utilizing forward-looking pricing and other assumptions, do not reflect audited or engineered SEC historical price-based reserves, as routinely updated from the Company's year-end 2020 reserves, consistent with industry practice, for performance, price differentials, operating expenses, and other commercial factors. Pricing assumptions include October 29, 2021 NYMEX strip pricing (average WTI of $77.57 per Bbl and average Henry Hub of $4.80 per Mcf) as well as price realizations and lease operating expense, based on a historical twelve-month trailing average.

Liquidity and Capital Structure

As of September 30, 2021, the Company had $99.0 million of cash and cash equivalents, including restricted cash. As of November 5, 2021, the Company's cash on hand, including restricted cash, was approximately $115.8 million. As noted above, the Company repaid its outstanding term loan and terminated its credit facility in early September. The Company has no outstanding term or revolving debt obligations.

Conference Call Information

The Company will host a conference call to discuss these results on Wednesday, November 10, 2021 at 10:00 am CT. The conference call can be accessed by registering online at https://conferencingportals.com/event/zyeigzBU at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.

-Tables to Follow-

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Production - Total
Oil (MBbl)	219	454	734	1,656
NGL (MBbl)	552	646	1,686	2,096
Natural Gas (MMcf)	5,710	5,686	16,059	18,078
Oil equivalent (MBoe)	1,722	2,048	5,096	6,765
Daily production (MBoed)	18.7	22.3	18.7	24.7

Average price per unit
Realized oil price per barrel - as reported	$69.40	$37.60	$61.87	$34.59
Realized impact of derivatives per barrel	—	—	—	6.00
Net realized price per barrel	$69.40	$37.60	$61.87	$40.59

Realized NGL price per barrel - as reported	$26.93	$7.71	$20.37	$5.97
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$26.93	$7.71	$20.37	$5.97

Realized natural gas price per Mcf - as reported	$2.89	$0.97	$2.16	$0.79
Realized impact of derivatives per Mcf	—	0.10	—	0.07
Net realized price per Mcf	$2.89	$1.07	$2.16	$0.86

Realized price per Boe - as reported	$27.06	$13.45	$22.45	$12.44
Net realized price per Boe - including impact of derivatives	$27.06	$13.76	$22.45	$14.09

Average cost per Boe
Lease operating	$5.27	$3.94	$5.15	$4.79
Production, ad valorem, and other taxes	$1.29	$1.14	$1.36	$1.09
Depletion (1)	$1.22	$3.67	$1.33	$6.76

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.78	$(1.36)	$2.20	$(7.78)
Diluted	$0.77	$(1.36)	$2.15	$(7.78)

Adjusted net income (loss) per share available to common stockholders
Basic	$0.80	$0.15	$1.75	$(0.26)
Diluted	$0.80	$0.15	$1.70	$(0.26)

Weighted average number of shares outstanding (in thousands)
Basic	36,577	35,783	36,318	35,649
Diluted	36,996	35,783	37,200	35,649

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the nine months ended September 30, 2021.

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
	(In thousands)	(In thousands)

Drilling, completion and capital workovers	$3,132	$6,374
Other capital expenditures	184	467
Total Capital Expenditures	$3,316	$6,841
(excluding acquisitions and plugging and abandonment)

Derivative Contracts
The table below sets forth the Company's open derivative contracts as of September 30, 2021.

	Notional	Units	Weighted Average Fixed Price per Unit
NGL Price Swaps: October 2021 - February 2022	2,605,000	Gallons	$1.20
Natural Gas Price Swaps: October 2021 - February 2022	1,800,000	MMBtu	$4.07
Capitalization
The Company’s capital structure as of September 30, 2021 and December 31, 2020 is presented below:

	September 30, 2021	December 31, 2020

	(In thousands)
Cash, cash equivalents and restricted cash	$99,002	$28,266

Long-term debt	$—	$20,000
Total debt	—	20,000

Stockholders’ equity
Common stock	$37	$36
Warrants	88,520	88,520
Additional paid-in capital	1,062,376	1,062,220
Accumulated deficit	(942,816)	(1,022,710)
Total SandRidge Energy, Inc. stockholders’ equity	208,117	128,066

Total capitalization	$208,117	$148,066

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Oil, natural gas and NGL	$46,584	$27,547	$114,403	$84,134
Other	—	129	—	526
Total revenues	46,584	27,676	114,403	84,660
Expenses
Lease operating expenses	9,080	8,069	26,266	32,409
Production, ad valorem, and other taxes	2,219	2,333	6,929	7,386
Depreciation and depletion—oil and natural gas	2,092	7,525	6,790	45,728
Depreciation and amortization—other	1,513	1,698	4,482	6,071
Impairment	—	44,043	—	253,797
General and administrative	2,229	2,493	6,841	12,290
Restructuring expenses	(1,696)	1,199	614	1,643
Employee termination benefits	—	3,184	49	8,431
(Gain) loss on derivative contracts	4,129	5,299	4,129	(7,168)
(Gain) loss on sale of assets	761	(178)	(18,952)	(100)
Other operating (income) expense, net	(202)	62	(315)	369
Total expenses	20,125	75,727	36,833	360,856
Income (loss) from operations	26,459	(48,051)	77,570	(276,196)
Other income (expense)
Interest expense, net	(256)	(569)	(387)	(1,653)
Other income (expense), net	2,396	(129)	2,711	5
Total other income (expense)	2,140	(698)	2,324	(1,648)
Income (loss) before income taxes	28,599	(48,749)	79,894	(277,844)
Income tax expense (benefit)	—	—	—	(646)
Net income (loss)	$28,599	$(48,749)	$79,894	$(277,198)
Net income (loss) per share
Basic	$0.78	$(1.36)	$2.20	$(7.78)
Diluted	$0.77	$(1.36)	$2.15	$(7.78)
Weighted average number of common shares outstanding
Basic	36,577	35,783	36,318	35,649
Diluted	36,996	35,783	37,200	35,649

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$96,738	$22,130
Restricted cash - other	2,264	6,136
Accounts receivable, net	29,365	19,576
Prepaid expenses	1,279	2,890
Other current assets	80	80
Total current assets	129,726	50,812
Oil and natural gas properties, using full cost method of accounting
Proved	1,442,972	1,463,950
Unproved	12,905	17,964
Less: accumulated depreciation, depletion and impairment	(1,371,123)	(1,375,692)
	84,754	106,222
Other property, plant and equipment, net	98,951	103,118
Other assets	358	680
Total assets	$313,789	$260,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$46,778	$51,426
Asset retirement obligation	16,099	16,467
Derivative contracts	4,129	—
Other current liabilities	600	984
Total current liabilities	67,606	68,877
Long-term debt	—	20,000
Asset retirement obligation	36,339	40,701
Other long-term obligations	1,727	3,188
Total liabilities	105,672	132,766
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 36,674 issued and outstanding at September 30, 2021 and 35,928 issued and outstanding at December 31, 2020	37	36
Warrants	88,520	88,520
Additional paid-in capital	1,062,376	1,062,220
Accumulated deficit	(942,816)	(1,022,710)
Total stockholders’ equity	208,117	128,066
Total liabilities and stockholders’ equity	$313,789	$260,832

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$79,894	$(277,198)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Provision for doubtful accounts	(2,329)	469
Depreciation, depletion, and amortization	11,272	51,799
Impairment	—	253,797
Debt issuance costs amortization	57	477
Write off of debt issuance costs	174	—
(Gain) loss on derivative contracts	4,129	(7,168)
Cash received on settlement of derivative contracts	—	11,197
(Gain) loss on sale of assets	(18,952)	(100)
Stock-based compensation	1,036	2,753
Other	107	114
Changes in operating assets and liabilities	(9,073)	(8,784)
Net cash provided by (used in) operating activities	66,315	27,356
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(8,615)	(8,110)
Acquisition of assets	(3,545)	(3,276)
Purchase of other property and equipment	(59)	—
Proceeds from sale of assets	38,086	37,243
Net cash provided by (used in) investing activities	25,867	25,857
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	39,000
Repayments of borrowings	(20,000)	(84,500)
Reduction of financing lease liability	(493)	(977)
Debt issuance costs	(75)	—
Proceeds from exercise of stock options	21	—
Cash paid for tax obligations on vested stock awards	(899)	(63)
Net cash provided by (used in) financing activities	(21,446)	(46,540)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	70,736	6,673
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	28,266	5,968
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$99,002	$12,641
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(168)	$(1,271)
Cash received for income taxes	$—	$616
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$2,169	$683
Right-of-use assets obtained in exchange for financing lease obligations	$960	$67
Carrying values of properties exchanged	$—	$3,890

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In thousands)
Net cash (used in) provided by operating activities	$33,084	$13,894	$66,315	$27,356
Changes in operating assets and liabilities	2,128	(1,241)	9,073	8,784
Operating cash flow	$35,212	$12,653	$75,388	$36,140

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income (loss) before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In thousands)
Net Income (loss)	$28,599	$(48,749)	$79,894	$(277,198)
Adjusted for
Income tax (benefit) expense	—	—	—	(646)
Interest expense	257	570	391	1,663
Depreciation and amortization - other	1,513	1,698	4,482	6,071
Depreciation and depletion - oil and natural gas	2,092	7,525	6,790	45,728
EBITDA	32,461	(38,956)	91,557	(224,382)

Asset impairment	—	44,043	—	253,797
Stock-based compensation (1)	236	219	1,019	948
(Gain) loss on derivative contracts	4,129	5,299	4,129	(7,168)
(Gain) loss on sale of assets	761	(178)	(18,952)	(100)
Cash received upon settlement of derivative contracts	—	619	—	11,197
Employee termination benefits	—	3,184	49	8,431
Restructuring expenses	(1,696)	1,199	614	1,643
Other	(2,350)	(1)	(2,353)	(10)
Adjusted EBITDA	$33,541	$15,428	$76,063	$44,356
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In thousands)
Net cash (used in) provided by operating activities	$33,084	$13,894	$66,315	$27,356
Changes in operating assets and liabilities	2,128	(1,241)	9,073	8,784
Interest expense	257	570	391	1,663
Employee termination benefits (1)	—	1,400	49	6,607
Income tax (benefit) expense	—	—	—	(646)
Other	(1,928)	805	235	592
Adjusted EBITDA	$33,541	$15,428	$76,063	$44,356
1.Excludes associated stock-based compensation.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders
The Company defines adjusted net income (loss) as net income (loss) excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income (loss) as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for net income (loss) available to common stockholders.

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income (loss) available to common stockholders	$28,599	$0.77	$(48,749)	$(1.36)
Asset impairment	—	—	44,043	1.23
Loss (Gain) on derivative contracts	4,129	0.11	5,299	0.15
(Gain) loss on sale of assets	761	0.02	(178)	—
Cash received upon settlement of derivative contracts	—	—	619	0.02
Employee termination benefits	—	—	3,184	0.09
Restructuring expenses	(1,696)	(0.05)	1,199	0.03
Other	(2,350)	(0.05)	—	—
Adjusted net income (loss) available to common stockholders	$29,443	$0.80	$5,417	$0.15

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,577	36,996	35,783	35,783
Total adjusted net income (loss) per share	$0.80	$0.80	$0.15	$0.15

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income (loss) available to common stockholders	$79,894	$2.15	$(277,198)	$(7.78)
Asset impairment	—	—	253,797	7.12
Loss (Gain) on derivative contracts	4,129	0.11	(7,168)	(0.20)
(Gain) loss on sale of assets	(18,952)	(0.51)	(100)	—
Cash received upon settlement of derivative contracts	—	—	11,197	0.31
Employee termination benefits	49	—	8,431	0.24
Restructuring expenses	614	0.02	1,643	0.05
Other	(2,353)	(0.07)	(7)	—
Adjusted net income (loss) available to common stockholders	$63,381	$1.70	$(9,405)	$(0.26)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,318	37,200	35,649	35,649
Total adjusted net income (loss) per share	$1.75	$1.70	$(0.26)	$(0.26)

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$2,229	$1.29	$2,493	$1.22
Stock-based compensation (1)	(236)	(0.14)	(219)	(0.11)
Adjusted G&A	$1,993	$1.15	$2,274	$1.11

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$6,841	$1.34	$12,290	$1.82
Stock-based compensation (1)	(1,019)	(0.20)	(948)	(0.14)
Adjusted G&A	$5,822	$1.14	$11,342	$1.68
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.